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                                                                   Exhibit 10.92

                          AGREEMENT AND PLAN OF MERGER

         Now on this 31st day of December, 2003, Crown NorthCorp, Inc. and Royal Investments Corp., both Delaware Corporations, pursuant to Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement and Plan of Merger:

         WITNESSETH that:

         WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

         WHEREAS, said Crown NorthCorp, Inc. filed its Restated Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on May 26, 1995; and

         WHEREAS, said Royal Investments Corp. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on November 21, 1995;

         NOW THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

         FIRST: Royal Investments Corp. hereby merges into and said Royal Investments Corp. shall be and hereby is merged into Crown NorthCorp, Inc., which shall be the surviving corporation.

         SECOND: The Restated Certificate of Incorporation of Crown NorthCorp, Inc., as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: The common stock of Crown NorthCorp, Inc. will first undergo a 1:100 reverse split and a 10:1 forward split. Second, all holders of Crown NorthCorp, Inc.'s preferred stock will convert that stock to common stock. Finally, the stock of Royal Investments Corp., consisting of common stock only, shall be converted 12,000,000 shares of common stock of Crown NorthCorp, Inc., the surviving corporation.

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         FOURTH: the merger shall become effective upon filing with the
Secretary of State of Delaware.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused these presents to be executed by an authorized officer of each party hereto.

                                            CROWN NORTHCORP, INC.

                                            By:   /s/ Stephen W. Brown
                                               ---------------------------------
                                                  Name: Stephen W. Brown
                                                  Title: Secretary

                                            ROYAL INVESTMENTS CORP.

                                            By:   /s/ Ronald E. Roark
                                               ---------------------------------
                                                  Name: Ronald E. Roark
                                                  Title: President